EXHIBIT 99.1

The expenses to be incurred by Zions Bancorporation relating to the registration and offering of $295,630,000 aggregate principal amount Floating Rate Senior Notes due December 10, 2009 pursuant to a Registration Statement on Form S-3 (File No. 333-132868) and a related prospectus supplement filed with the Securities and Exchange Commission on December 7, 2007 are estimated to be as follows:

Estimated Fees
SEC registration fee	$9,076
Legal fees and expenses	$60,000
Fees and expenses of qualification under state securities laws (including legal fees)	$—
Accounting fees and expenses	$10,000
Printing fees	$10,000
Rating agency fees	$350,000
Trustee’s fees	$10,000
Miscellaneous	$10,000

Total expenses	$459,076